RETENTION AGREEMENT
This Retention Agreement (the “Agreement”) is entered into as of December 21, 2012 between Ubiquiti Networks, Inc., a Delaware corporation (the “Company”), and John Ritchie (“Employee”). Reference is made to that certain employment agreement dated May 10, 2010 by and between Employee and the Company (the “Employment Agreement”).
WHEREAS, Employee is currently employed by the Company as its Chief Financial Officer;
WHEREAS, Employee previously tendered his resignation, which Employee had intended to take effect as of December 31, 2012;
WHEREAS, Employee performs services that are important to the satisfaction of the Company's reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and
WHEREAS, the Company desires to provide Employee with certain incentive to continue to serve the Company as its principal financial officer and to assist in the timely filing of the Company's quarterly report on Form 10-Q for the second fiscal quarter ending December 31, 2012 (the “Form 10-Q”) and to provide the certification required by Rules 13a-15(b) and 15d-15(b) under the Exchange Act.
NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereby agree as follows:
1. Employment with the Company. Employee shall continue to serve as the Company's principal financial officer through February 28, 2012 (the “Retention Period”) and to assist the Company in the timely filing of its Form 10-Q, to sign the Form 10-Q and to provide the certification required by Rules 13a-15(b) and 15d-15(b) under the Exchange Act. Upon the end of the day on February 28, 2012, Employee's employment with the Company will voluntarily terminate, as governed by Section 9(c) of the Employment Agreement, except as otherwise provided herein.
2. Payment of Retention Compensation. Upon the signing of this Agreement and provided that Employee remains continuously employed by the Company on a full-time basis through the end of the Retention Period, Employee shall be eligible for compensation as follows:
(a) Salary. During the period of Employee's employment with the Company, Employee shall continue to receive his salary at the rate currently in effect.
(b) Target Bonus. Subject to Employee entering into and not revoking a Release in accordance with Section 5, Employee shall receive a pro rata portion of his target bonus for the fiscal year of the Company ending June 30, 2013 (the “Target Bonus”) to be paid as follows: (i) $82,500, representing 1/2 of the target bonus, to be paid on December 31, 2012; and (ii) $27,500, representing 1/6 of the target bonus, to be paid on February 28, 2013.
(c) Options. During the period of Employee's employment with the Company, all stock options held by Employee shall continue to vest and be exercisable in accordance with their terms. There shall be no acceleration of vesting of any of Employee's stock options or restricted stock units upon his termination of employment.

(d) Benefits; COBRA. During the period of Employee's employment with the Company, Employee shall continue to participate in the Company's employee benefit plans in accordance with their terms. If Employee elects to continue his health coverage under the Company's group health plan following his termination of employment in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), and subject to Employee entering into and not revoking a Release in accordance with Section 5, the Company shall pay or reimburse Employee for the COBRA premiums payable by Employee for such coverage until the earlier of the expiration of such coverage or December 31, 2013.
3. Termination of Employment by Company During Retention Period. If Employee satisfactorily performs his duties as described above in Section 1 and the Company terminates Employee without Cause (as defined in the Employment Agreement) prior to the conclusion of the Retention Period, the Company shall pay to Employee the full pro rata portion of the Target Bonus described in Section 2(b) above and the payment or reimbursement of COBRA premiums pursuant to Section 2(d).
4. Termination of Employment by Employee During Retention Period. If Employee terminates employment with the Company prior to the completion of the Retention Period or prior to the signing by Employee, filing and certification of the Form 10-Q, Employee shall not be eligible to receive any portion of the Target Bonus to be paid February 28, 2013 or the payment or reimbursement of COBRA premiums pursuant to Section 2(d).
5. Release, Confidentiality, Nonsolicitation and Non-Disparagement Agreement. As a condition to receiving the Target Bonus and the COBRA benefits described in Section 2(d) above, Employee shall be required to sign a waiver and release of all claims arising out of his employment and termination of employment with the Company attached hereto as Exhibit A (the “Release”).
6. Payment Timing; Federal and State Taxes. The Company shall deduct from the Target Bonus all required federal and state withholding taxes in accordance with Employee's Form W-4 on file with the Company and all applicable employment taxes.
7. Successors; Binding Agreement. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Company and its successors and assigns and Employee and his or her personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.
8. Governing Law; Validity. The interpretation, construction and performance of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California without regard to the principle of conflicts of laws.
9. Section 409A. This Agreement is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and will be interpreted and construed consistently with such intent. The payments under the Agreement are also intended to be exempt from Section 409A of the Code to the maximum extent possible as short-term deferrals pursuant to Treasury regulations. To the extent any amounts under this Agreement are payable by reference to Employee's “termination of employment,” that term shall be deemed to refer to Employee's “separation from service,” within the meaning of Section 409A of the Code.
10. Counterparts. This Agreement may be executed in two counterparts, either of which shall be deemed to be an original and both of which together shall constitute one and the same instrument.

11. Miscellaneous. No provision of this Agreement may be modified or waived unless such modification or waiver is agreed to in writing and executed by Employee and by a duly authorized officer of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Failure by Employee or the Company to insist upon strict compliance with any provision of this Agreement or to assert any right which Employee or the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement. Any confidentiality, inventions, proprietary information, arbitration or other similar agreement between the Company and Employee shall remain in full force and effect, and Employee agrees to remain bound by the terms of such agreements.
IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and Employee has executed this Agreement as of the day and year first above written.
UBIQUITI NETWORKS, INC.

By /s/Jessica Zhou
Jessica Zhou
General Counsel & Vice President of Legal Affairs

EMPLOYEE

/s/ John Ritchie
John Ritchie

Exhibit A
RELEASE OF CLAIMS
This Release of Claims (“Agreement”) is made by and between Ubiquiti Networks, Inc., and John Ritchie (“Employee”).
WHEREAS, Employee has agreed to enter into a release of claims in favor of the Company pursuant to the Retention Agreement dated December 21, 2012 by and between Company and Employee (the “Employment Agreement”).
NOW THEREFORE, in consideration of the mutual promises made herein, the Parties hereby agree as follows:
1.        Termination. Employee's employment from the Company will terminate on February 28, 2013 (the “Termination Date”).
2.        Confidential Information. Employee shall continue to maintain the confidentiality of all confidential and proprietary information of the Company and shall continue to comply with the terms and conditions of the At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement (the “Confidential Information Agreement”). Employee shall return all the Company property and confidential and proprietary information in his possession to the Company on the Effective Date of this Agreement.
3.        Payment of Salary. Employee acknowledges and represents that the Company has paid all salary, wages, bonuses, accrued vacation, commissions and any and all other benefits due to Employee.
4.        Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company. Employee, on behalf of himself, and his respective heirs, family members, executors and assigns, hereby fully and forever releases the Company and its past, present and future officers, agents, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, parents, predecessor and successor corporations, and assigns, from, and agrees not to sue or otherwise institute or cause to be instituted any legal or administrative proceedings concerning any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that he may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation,
(a)        any and all claims relating to or arising from Employee's employment relationship with the Company and the termination of that relationship;
(b)        any and all claims relating to, or arising from, Employee's right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;
(c)        any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;
(d)        any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, the California Fair Employment and Housing Act, and Labor Code section 201, et seq. and section 870, et seq. and all amendments to each such Act as well as the regulations issued thereunder;
(e)        any and all claims for violation of the federal, or any state, constitution;
(f)        any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and
(g)        any and all claims for attorneys' fees and costs.
Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any severance obligations due or any other obligations owing to Employee under the Employment Agreement. Nothing in this Agreement waives Employee's rights to indemnification or any payments under any fiduciary insurance policy, if any, provided by any act or agreement of the Company, state or federal law or policy of insurance.
5.        Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that (a) he should consult with an attorney prior to executing this Agreement; (b) he has at least twenty-one (21) days within which to consider this Agreement; (c) he has seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; (d) this Agreement shall not be effective until the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law. Any revocation should be in writing and delivered to the Vice-President of Human Resources at the Company by close of business on the seventh day from the date that Employee signs this Agreement.
6.        Civil Code Section 1542. Employee represents that he is not aware of any claims against the Company other than the claims that are released by this Agreement. Employee acknowledges that he has been advised by legal counsel and is familiar with the provisions of California Civil Code 1542, below, which provides as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.
Employee, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any statute or common law principles of similar effect.
7.        No Pending or Future Lawsuits. Employee represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. Employee also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein.
8.        Application for Employment. Employee understands and agrees that, as a condition of this Agreement, he shall not be entitled to any employment with the Company, its subsidiaries, or any successor, and he hereby waives any right, or alleged right, of employment or re-employment with the Company.
9.        No Cooperation. Employee agrees that he will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company and/or any officer, director, employee, agent, representative, shareholder or attorney of the Company, unless under a subpoena or other court order to do so.
10.        No Admission of Liability. Employee understands and acknowledges that this Agreement constitutes a compromise and settlement of disputed claims. No action taken by the Company, either previously or in connection with this Agreement shall be deemed or construed to be (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to the Employee or to any third party.
11.        Costs. The Parties shall each bear their own costs, expert fees, attorneys' fees and other fees incurred in connection with this Agreement.
12.        Arbitration. The Parties agree that any and all disputes arising out of the terms of this Agreement, their interpretation, and any of the matters herein released, including any potential claims of harassment, discrimination or wrongful termination shall be subject to binding arbitration, to the extent permitted by law, as specified in the Confidential Information Agreement.
13.        Authority. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement.
14.        No Representations. Employee represents that he has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.
15.        Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.
16.        Entire Agreement. This Agreement, along with the Confidential Information Agreement and Employee's written equity compensation agreements with the Company, represents the entire agreement and understanding between the Company and Employee concerning Employee's separation from the Company.
17.        No Oral Modification. This Agreement may only be amended in writing signed by Employee and the CEO of the Company or the Chair of the Board's Compensation Committee.

18.        Governing Law. This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of the State of California.
19.        Effective Date. This Agreement is effective eight (8) days after it has been signed by both Parties.
20.        Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.
21.        Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:
(a)        They have read this Agreement;
(b)        They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;
(c)        They understand the terms and consequences of this Agreement and of the releases it contains;
(d)         They are fully aware of the legal and binding effect of this Agreement.
IN WITNESS THEREOF, parties hereto have executed this Agreement on the dates set forth below.

EMPLOYEE		UBIQUITI NETWORKS, INC.

By:	/s/ John Ritchie	By:	/s/ Jessica Zhou

Date:	December 21, 2012	Name:	Jessica Zhou

		Title:	General Counsel & Vice President of Legal Affairs

		Date:	December 21, 2012